Exhibit 10(b)1
FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS OF ALABAMA POWER COMPANY

WHEREAS, the Board of Directors of Alabama Power Company (the “Board”) previously adopted the Deferred Compensation Plan for Outside Directors of Alabama Power Company, as amended and restated effective January 1, 2008 (the “Plan”);
WHEREAS, the Board has authorized an amendment to the Plan to change the date the market value is determined under the Plan; and
WHEREAS, Section 12.1 of the Plan provides in relevant part that the Plan may be amended or modified by the Board for the desired purpose.
NOW, THEREFORE, effective June 1, 2015, the Board hereby amends the Plan as follows:
1.
Section 2.27, “Market Value,” is hereby amended by deleting such Section in its entirety and replacing it with the following.
2.27 “Market Value” means the closing price at which a share of the Common Stock shall have been traded on the date such Market Value is to be determined, as specified herein (or on the next preceding trading day if such date was not a trading date, as reported by the principal securities exchange on which the Common Stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Common Stock is not listed for trading on a national securities exchange, the fair market value of the shares shall be determined by the Committee in good faith and in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder).
2.
Section 8.2, “Timing of Distribution(s),” is hereby amended by deleting the fourth through seventh paragraphs of that Section in their entirety and replacing them with the following:
The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director’s Deferred Compensation Accounts, the unpaid balance shall be paid in a lump sum to the designated beneficiary of such Director or former Director within sixty (60) days of the date of death as permitted by Code Section 409A. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director.
To the maximum extent permitted under Treasury Regulations § 1.409A-3(i)(3), the Committee, in its sole discretion, may determine to pay an amount credited to a Director’s Deferred Compensation Accounts on account of an unforeseeable emergency.
The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
3.
Section 6.2 of the “Schedule of Provisions for Pre-2005 Deferrals” is hereby amended by deleting the fourth and fifth paragraphs of that Section in their entirety and replacing them with the following:
Notwithstanding a Director’s election to receive his Deferred Compensation Account balance in installments, the Committee, upon request of the Director and in its sole discretion, may accelerate the payment of any such installments for cause, such as financial hardship or financial emergency. The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director’s Deferred Compensation Accounts, the unpaid balance shall be paid in a lump sum to the designated beneficiary of such Director or former Director within sixty (60) days of the date of death (or as soon as reasonably possible thereafter). In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum distribution.

4.
Except as amended herein by this First Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Board has adopted the First Amendment to the Deferred Compensation Plan for Outside Directors of Alabama Power Company, as amended and restated as of January 1, 2008, pursuant to resolutions of the Board, this 24th day April, 2015.

ALABAMA POWER COMPANY

	By:	/s/Ceila H. Shorts
Secretary

Attest:

/s/Amy Blankenship
Assistant Secretary

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